UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

RAND CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rand Building, Buffalo, NY 14203

(Address of principal executive offices)

(716) 853-0802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 28, 2016, the Board of Directors of Rand Capital Corporation (the “Company”) approved amendments (the “Amendments”) to the Company’s By-laws (the “By-laws”). In addition to technical revisions, the Amendments made the following substantive changes:

Article I, Section 1 was amended to provide that the annual meeting of shareholders is to be held on a date selected by the Board of Directors. Under the prior provision, the annual meeting of shareholders was required to be held on the fourth Tuesday of April or on a date within 30 days before or after such date as determined by the Chairman of the Board or the Board of Directors.

Article I, Section 2 was amended to provide that only the Chairman of the Board, the President or a majority of the entire Board of Directors then in office may call a special meeting of the shareholders. Under the prior provision, holders of not less than 25% of all shares entitled to vote at a meeting of shareholders were also permitted to call a special meeting of the shareholders.

Article I, Section 8 was added to the By-laws to provide for procedures to be used in connection with an adjournment of a meeting of shareholders.

Article I, Section 9 was added to the By-laws, which requires that advance notice be provided by a shareholder to the Company in order to nominate a director for election to the Company’s Board of Directors. Advance notice must be provided not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders, except that if the upcoming annual meeting is set for a date that is not within 30 days of the anniversary date of the prior annual meeting of shareholders, notice must be received not later than the tenth day following the date on which notice of the annual meeting was first mailed or public disclosure was first made, whichever first occurs. The shareholder’s notice to the Company must comply with the information and procedural requirements set forth in Section 9.

Article I, Section 10 was added to the By-laws, which requires that advance notice be provided by a shareholder to the Company in order to propose any business (other than a nomination of a director for election to the Board of Directors, which is covered by Article I, Section 9 of the By-laws) for transaction at the annual meeting of shareholders. Advance notice must be provided not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders, except that if the upcoming annual meeting is set for a date that is not within 30 days of the anniversary date of the prior annual meeting of shareholders, notice must be received not later than the tenth day following the date on which notice of the annual meeting was first mailed or public disclosure was first made, whichever first occurs. The shareholder’s notice to the Company must comply with the information and procedural requirements set forth in Section 10.

Article I, Section 11 was added to the By-laws to clarify that the order of business and all other matters of procedure at any meeting of shareholders is to be determined by the presiding officer for the meeting. Additionally, Section 11 clarifies that the presiding officer for the meeting has the power to declare any business not properly brought before such meeting of shareholders to be out of order and not to be transacted at such meeting.

Article III, Section 11 was amended to provide that a director may only be removed for cause by the vote of the shareholders holding the majority of the shares of the Company. Under the prior provision, a director could be removed by shareholders with or without cause.

Article IX, Section 1 was added to the By-laws to clarify that if there is a conflict between the New York Business Corporation Law, the Company’s Articles of Incorporation or By-Laws and the Investment Company Act of 1940, the Investment Company Act of 1940 shall prevail.

The foregoing summary of the Amendments is not complete and is qualified in its entirety by reference to the full text of the Amendments, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Amendments to the By-Laws of Rand Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION
Date: August 2, 2016
	By:	/s/ Allen F. Grum
Name: Allen F. Grum
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amendments to the By-Laws of Rand Capital Corporation.